EXHIBIT 23.1

INDEPENDENT  AUDITORS'  CONSENT

We consent to the incorporation by reference in the Registration Statements of Track Data Corporation on Form S-3 (File No. 333-4780, effective July 11, 1996) and on Form S-8 (File No. 333-4532, effective May 2, 1996 and File No. 333-52131, effective May 8, 1998) of our report dated March 14, 1997, appearing in this Annual Report on Form 10-K of Track Data Corporation as to the Financial Statements of Innodata Corporation for the year ended December 31, 1996.



Margolin,  Winer  &  Evens  LLP
Garden  City,  New  York
February  26,  1999